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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET                  Denver Office
                            BOULDER, COLORADO 80302   4643 South Ulster Street
                           Telephone: (303) 449-2100                     #1480
                           Facsimile: (303) 449-1045          Denver, CO 80237
Clifford L. Neuman, P.C.                                    Tel:(303) 221-4700
E-mail: clneuman@neuman.com                                Fax: (303) 488-3454

                                January 2, 2001

TopClick International, Inc.
7676 Hazard Center Drive
Office 10, 5th Floor
San Diego, California 92108

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to TopClick International, Inc. (the "Company") in connection with Registration Statement on Form S-8 (the "Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 125,000 shares of Common Stock, $.001 par value ("Common Stock"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Delaware and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of ninety-nine million nine hundred eighty thousand (99,980,000) shares of Common Stock having a par value of $0.001 each and twenty thousand (20,000) preference shares having a par value of $.001 each.

     3. The 125,000 shares of the Company's Common Stock being registered for sale as more fully described in the Registration Statement are lawfully and validly issued, fully paid and non-assessable securities of the Company.

                              Sincerely,


                              /S/ Clifford L. Neuman
                              ----------------------------
                              Clifford L. Neuman

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